Exhibit 99.1

February 2019

Dear Vuzix Shareholders:

2018 was a year of solid growth for Vuzix, as we built upon the foundation of our proprietary technology and realized continued market penetration and partner development. There is little doubt that the uptake of augmented reality (AR) solutions and smart glasses in the marketplace is rapidly approaching, although it has not yet met the pace that many analysts projected. There is also widespread agreement that the market opportunity will be massive. A new December 2018 research report from Market Study Report LLC projects that the AR market is set to exceed US$50 billion by 2024, with shipments forecast to grow at over 75 percent CAGR from 2017 to 2024. We’ve long believed hardware form-factor improvements are needed to fully realize this above-mentioned growth (non-see-through screens have limitations), which is why we’ve invested so heavily in our see-through waveguide technology over the years. We are proud to say that Vuzix is today considered one of the overall market leaders in waveguides, with cornerstone IP in this area to solidify our position in the future as well. In short, Vuzix remains exceptionally well- positioned for continued growth as we see a more rapid development of the market in the coming quarters. Our team is motivated and laser-focused, committed to making a positive difference for our shareholders in this exciting new market.

Our optimistic outlook regarding AR smart glasses is rooted in what we are hearing and experiencing with our customers and partners. A growing number of companies around the world continue to evaluate the use of smart glasses in their workplaces, and we see a majority of them moving forward in a methodical and careful fashion as use cases, productivity improvements, ROIs and other adoption determinants continue to be positively proven out. Given the size of many of the companies, significant technology changes and adoptions do not happen as rapidly as many might expect or hope. As these initial efforts and evaluations grow, conversions from initial orders to larger rollouts are being actively discussed and beginning to occur. The bottom line is that we are confident that the analysts’ projections for this multibillion-dollar market will soon be borne out.

2018 – Another year of solid revenue growth and business development for Vuzix.

•	Over the first three quarters of 2018, we surpassed our total sales for all of 2017, a year where we achieved sales growth of 160 percent over 2016.
•	We continue to receive reorders from many existing customers, with some examples including PTC, Verizon, Upskill, Ubimax, OPTiM, LogistiVIEW, Honeywell, 1Minuut, Nagarro, RE’FLEKT and Siemens; we have also received follow-on orders from several Fortune 100 pharma companies.
•	We continue to see growth in new customer accounts, in one case opening a key account with a Fortune 100 retail company.
•	We are quoting seven- and eight-figure multiyear RFQs that we expect to start delivering against over the course of this year.

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•	We introduced the Blade at CES 2018, fully developed the product and its functionality over the course of the year and began to ramp production.
•	We amended our noncompete agreement, enabling us to sell products to first responders, security organizations, third-party defense suppliers and military organizations.
•	We signed an agreement with a new global Tier-1 aerospace firm to build a customized commercial avionics waveguide-based head-mounted display (HMD) system.

Thousands Attended Demonstrations at the Consumer Electronics Show

The Vuzix Blade walk-through demonstrations attracted thousands of visitors to our booth, including C-Suite executives of major consumer brands, wireless carriers and corporations as well as current and potential strategic partners from around the world. The assortment of hands-on Vuzix Blade Smart Glasses demonstrations at CES 2019, including the “Day in the Life with Vuzix Blade,” provided an opportunity for visitors to understand how Vuzix Blade Smart Glasses can deliver content, alerts and information to consumers without requiring that they take their phones out of their pockets.

One of our live demonstrations showed a user making dinner reservations with Amazon Alexa on the Blade. While viewing the reviews of potential restaurants, an AccuWeather alert came across the Blade warning the user of an impending rainstorm. Another demonstration showed several supermarket shelves containing produce that the Blade recognized and then crossed off the user’s Alexa-generated shopping list as each item was recognized, keeping a running total of how much the user would have to spend. These and other functionalities shown were all examples of a future where people will leave their phones in their pockets and enjoy being in the real world and not isolated and staring at their phone screens. The following URL provides access to the “YOUR BIZ LIVE – #1 TOP PICK” video of the Vuzix Blade in action at CES 2019: www.vuzix.com/ces-2019.

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Continued Expansion of Relationships

As a direct result of these CES demonstrations, which included a variety of consumer-ready applications such as streaming video and location-based content that can drive bandwidth consumption and provide a competitive advantage, some of the largest wireless carriers in the world across North America, Europe and Asia have shown strong interest in deploying Vuzix Blade. These carriers wish to find new “killer applications” for their upcoming 5G service offerings, and AR smart glasses are expected to be at the forefront for the entire industry. The Blade’s ability to drive cellular services that need low latency and can support edge computing, both ideal over 5G, provide us a competitive advantage and were a cornerstone of many of the conversations.

We also announced at CES relationships with major content brands, such as Yelp, AccuWeather and others, and as a result, inbound requests from developers to join the Vuzix Blade platform are significantly expanding. We are now busily focused on capitalizing on the new inbound and existing business opportunities of which we expect to share more during 2019.

Progress in the Enterprise

Vuzix has positioned itself to be a primary supplier of smart glasses to the global enterprise market with its M-series smart glasses. The interest we are seeing continues to grow from major corporations that have experienced firsthand the potential to impact efficiencies and drive their competitive advantages. Upon this footing, we start 2019 with stronger expectations for growth in the enterprise space. The multiuse functionality of our products continues to pave the way for new applications with our development partners, and the M-series products will be the critical driver of our continued growth this year and beyond.

Our M300-series customer programs continue to expand, with initial programs of varying sizes that almost triple the level we had as of December 2017. We added more new customers for our products in 2018 than ever before and delivered several of our largest enterprise orders to date. Our core order and reorder rates among our customer base continue to move higher, and we’ve seen very few trial customers move away from our solutions or their desire to use AR smart glasses. Moreover, the release of our enhanced M300XL has reopened a fair number of doors that had been quiet of late.

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Blade for the Enterprise

Turning to the Vuzix Blade, we have created a truly wearable pair of see-through AR smart glasses that can not only be unboxed and paired with a phone in minutes but also deliver immediate utility. For example, many workplace environments require workers to use their hands, and as such, it can be difficult for users to operate smartphones or tablets to access their databases. Hands-free smart glasses can be highly functional tools in such situations. Blade applications can be coached via voice or touch features to navigate through user interfaces displayed on the lens. Vuzix Blade Smart Glasses represent a new era of hands-free wearable mobile computing. The Blade now also integrates with Salesforce Service Cloud, the world’s leading customer service platform, along with many of our VIP partners’ applications, like the full Ubimax software suite. Another example is the Vuzix Blade Smart Glasses embedded with biometric capabilities from partners like ST Engineering, enabling automated, non-intrusive facial identification. This new pay-per-use application can provide valuable assistance to the healthcare, aviation, security, logistics and manufacturing industries. Vuzix expects to deliver many more innovations with our partners as we continue to enhance the Blade and our other products in our commitment to delivering groundbreaking AR smart glasses solutions that are wearable all day and deliver information to users across the enterprise and consumer markets. We expect to share more exciting examples for the Blade from our partners at the upcoming Mobile World Congress in Barcelona in the latter part of February.

The bottom line is simple. The experience that the Vuzix Blade delivers transforms data and images into actionable insights visually, enabling workers to make better and more informed decisions.

The Vuzix Blade is the world’s first hands-free wearable smart display with a see-through viewing experience in a truly wearable form factor. Just as users of smartphones see alerts and information on their mobile screens when holding their phones, wearers of the Vuzix Blade AR Smart Glasses receive personalized alerts and information as a function of where they are looking with a visual overlay that pops into their field of vision, delivered hands-free and on the go. We are extremely excited that the Vuzix Blade is now available for purchase by the general public and see the attraction in the market growing as new applications come online. This gives us a unique advantage with a growing ecosystem of app developers and partners.

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We are rolling out leading-edge waveguide optics technology with the Blade and have consciously chosen to build it right. As a result, we feel the units that are leaving our docks work exceptionally well out of the box, and product returns are extremely low. Notwithstanding this high focus on quality, I am pleased to report that our weekly production numbers continue to climb, and we currently envision reaching a production capacity of over 2,000 units per month by the end of March. Moreover, as stated in a recent press release, we are in the process of phasing in additional production capacity throughout the first half of 2019 for Vuzix’ own production needs and new potential OEM-related smart glasses and waveguide projects commensurate with increased unit demand from expected project customers.

Vuzix Industrial Partner (VIP) Program Expands

In 2018, Vuzix continued to grow its VIP (Vuzix Industrial Partner) reseller base, expanding the applications and market outreach for our products. The Vuzix Blade has been initially focused on the enterprise market and, in just ~6 months of availability, already offers a broad array of apps; we expect this to grow significantly through 2019. The Blade has also received great support on the consumer side with new applications including Yelp, AccuWeather and Amazon Alexa, with more on the way. Current VIP partners represent a broad variety of sectors and applications for enterprise, including warehouse logistics, telemedicine, utility/field service manufacturing, training and entertainment/gaming, among many others. Our international opportunities with the Vuzix Blade continue to expand as we attain new market certifications. As of now, with the Vuzix Blade Smart Glasses recently receiving certification for sale in Japan, our list of certified and approved countries stands at 35 globally. This ecosystem of partners with worldwide outreach sets Vuzix apart from most any other AR and smart glasses company in the market.

Examples of Real-Time Enterprise Deployments

Toshiba – In 2017, Vuzix entered into development and supply agreements with Toshiba Client Solutions (now owned by Sharp). As many of you are aware, Toshiba Client Solutions went through some ownership changes in mid-2018, with delays in shipments of our co-branded product. It is important to note that shipments have resumed, and we are pleased that Toshiba showcased the product prominently at CES. We remain optimistic about this relationship and the various ways we can work together as the AR enterprise market develops.

SATS – In the second half of 2018, Vuzix received a ~$1 million commercial M300XL Smart Glasses order from SATS Ltd. (SATS), Asia’s leading provider of gateway services and food solutions, to outfit its ramp handling operations at Singapore’s Changi Airport. By using Vuzix technology, SATS expects to improve services for airlines, passengers and airfreight shippers and to shorten baggage handling and loading times by up to 15 minutes. Globally, as demand for air travel is predicted to double by 2035, this growth is putting pressure on airports and airlines to meet the needs of a dramatically growing number of travelers, and SATS became an early adopter of Vuzix AR-enabled technology to better meet these growing needs.

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OEM, First Responder and Defense Opportunities – In 2019, Vuzix expects to announce various collaborations with OEMs in a number of sectors. The Vuzix Blade Smart Glasses and waveguide-based opportunities in white-label product offerings include major commercial customer and defense suppliers—primarily involving waveguide-based systems for HUDs (heads-up displays) in many things from aircraft to Humvees—first responders, Homeland Security and police. The amendment of our noncompete agreement with Six15 is expected to open up a growing number of near-term business opportunities in these markets for waveguide-based solutions that Vuzix is well-positioned to supply. Potential OEM sales of our waveguide, display engines and smart glasses include a growing list of Tier-1 customers that view Vuzix as an established industry leader in the rapidly growing AR space.

Looking Ahead in 2019

•	We expect to grow our potential commercial footprint globally as more and more companies discover and embrace the use of AR glasses.
•	We expect continued growth for enterprise sales of our M-series smart glasses, with the potential to close and deliver against a number of much larger deployment orders.
•	We expect to continue to ramp production of the Blade and expect significantly more units to be sold in 2019 than in 2018.
•	We expect to introduce new M-Series and Blade smart glasses during 2019 that incorporate new processors and offer significant performance improvements over our existing products.
•	We expect to expand both new and existing OEM relationships as the year progresses, ultimately leading to new and growing sources of revenue.

Vuzix has invested steadily in the technology, in the ecosystem and in building relationships, all of which have given us a leadership position in the AR and smart glasses market. For 2019, we feel we can lower our overall operating costs, particularly in the areas of sales, marketing and G&A, as compared to 2018, without compromising this leadership position. There is an enormous market opportunity in front of us, and management intends to remain properly positioned to capitalize on this market as adoption rates accelerate.

In conclusion, Vuzix is excited about 2019 and the outlook for growth and further business developments to add to our list of accomplishments. We have established Vuzix as a leader in the growing field of wearable technology and AR and expect to see the benefits of this leadership position as we move forward. As the AR markets are beginning to accelerate, Vuzix fully expects to be a significant part of the growing opportunity. I would like to thank you for your continued commitment to the company and hope to demonstrate over the course of this year that this commitment has been well-founded.

Best regards,

Paul J. Travers
President and CEO
Vuzix Corporation

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Forward-Looking Statements Disclaimer

Certain statements included in this document may be considered forward-looking. All statements in this document that are not historical facts are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be taken as guarantees of future performance or results. We may use words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “seeks,” “estimates,” and variations of such words and similar expressions in identifying forward-looking statements. The forward-looking statements include statements concerning: our possible or assumed future results of operations; our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our cash needs and financing plans; our competitive position; our industry environment; our potential growth opportunities; expected technological advances by us or by third parties and our ability to leverage them; the effects of future regulation; and the effects of competition. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. It is important to note that forward-looking statements are not guarantees of future performance, and that our actual results could differ materially from those set forth in any forward-looking statements. Due to risks and uncertainties, actual events may differ materially from current expectations. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company’s annual report on Form 10-K filed by Vuzix Corporation and other documents the Company’s files from time to time with the SEC. Vuzix disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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